As filed with the Securities and Exchange Commission on November 3, 2006

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------
                                ESSEX CORPORATION
             (Exact name of Registrant as Specified in Its Charter)
                 ----------------------------------------------

           VIRGINIA                                              54-0846569
 (State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                            6708 ALEXANDER BELL DRIVE
                            COLUMBIA, MARYLAND 21046
                                 (301) 939-7000

                    (Address of Principal Executive Offices)

                                ESSEX CORPORATON
                       NEW EMPLOYEE STOCK INDUCEMENT PLAN

                            (Full Title of the Plan)
                 ----------------------------------------------

            LEONARD E. MOODISPAW                          WITH A COPY TO:
 Chairman, President and Chief Executive Officer       A. LYNNE PUCKETT, ESQUIRE
              Essex Corporation                         Hogan & Hartson LLP
          6708 Alexander Bell Drive                  111 South Calvert Street
          Columbia, Maryland 21046                   Baltimore, Maryland 21202
                  (301) 939-7000                             (410) 659-2700
                  ---------------------------------------------
                         CALCULATION OF REGISTRATION FEE

========================================================================================
                                                        Proposed
    Title of             Amount         Maximum          Maximum            Amount of
Securities to be         to be      Offering Price   Aggregate Offering    Registration
   Registered         Registered(1)   Per Share(2)       Price(2)              Fee
----------------------------------------------------------------------------------------

Common Stock, no par
value per share        1,000,000        $19.51         $19,510,000         $2,087.57
========================================================================================

(1) Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Essex Corporation New Employee Stock Inducement Plan (the "PLAN") and shares of Common Stock reserved for issuance pursuant to future grants under the Plan. This Registration Statement also registers such additional and indeterminable number of shares as may become issuable pursuant to the Plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416(a) under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices quoted on Nasdaq Global Select Market on November 1, 2006 of $19.88 and $19.13 per share, respectively.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "COMMISSION"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to
         Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents, which have been filed by Essex Corporation (the "COMPANY") with the Commission, are incorporated in this Registration Statement by reference:

              (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2005.

              (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006.

              (c) The Company's Current Reports on Form 8-K filed on May 5, 2006, September 21, 2006, and October 4, 2006.

              (d) The description of the common stock, no par value per share (the "COMMON STOCK"), of the Company contained in its Registration Statement on Form 8-A, filed with the Commission on June 3, 2003 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including any amendment or report filed for the purpose of updating such description.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.
         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Virginia Stock Corporation Act (the "ACT") permits indemnification of directors and officers of a corporation under certain conditions and subject to certain limitations. Our Articles of Incorporation contain provisions for the indemnification of our directors and officers within the limitations permitted by the Act. In addition, we have entered into indemnity agreements with all of our directors and officers which provide the maximum indemnification allowed by the Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.
         Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:
                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on November 3, 2006.


                         ESSEX CORPORATION



                         By: /s/ Leonard E. Moodispaw
                             -----------------------------------------------
                             Leonard E. Moodispaw
                             Chairman, President and Chief Executive Officer



                                POWER OF ATTORNEY

Each officer and director whose signature appears below constitutes and appoints Leonard E. Moodispaw and Lisa G. Jacobson, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign for the undersigned any and all amendments or post-effective amendments to this Registration Statement on Form S-8 relating to the issuance of Common Stock of the Registrant and any subsequent registration statement for the same offering, which may be filed under Rule 462(b) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any other or more of them, as herein authorized.


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons as of November 3, 2006 in the capacities indicated:



          Signatures                              Title
----------------------------      -------------------------------------------


/s/ Leonard E. Moodispaw          Chairman, President, Chief Executive Officer
----------------------------      and Director
LEONARD E. MOODISPAW              (principal executive officer)


/s/ Lisa G. Jacobson              Executive Vice President and Chief Financial
----------------------------      Officer
LISA G. JACOBSON                  (principal financial officer and principal
                                  accounting officer)


/s/ John G. Hannon
----------------------------
JOHN G. HANNON                    Director

/s/ Robert H. Hicks
----------------------------
ROBERT H. HICKS                   Director


/s/ Ray Keeler
----------------------------
RAY KEELER                        Director


/s/ Anthony M. Johnson
----------------------------
ANTHONY M. JOHNSON                Director


/s/ Marie S. Minton
----------------------------
MARIE S. MINTON                   Director


/s/ Arthur L. Money
----------------------------
ARTHUR L. MONEY                   Director


/s/ Terry M. Turpin
----------------------------
TERRY M. TURPIN                   Director

                                  EXHIBIT INDEX

Exhibit
Number        Description

4.1 Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-2
           (File No. 333-61200)).

4.2        Essex Corporation New Employee Stock Inducement Plan.

5.1        Opinion of Hogan & Hartson LLP.

23.1       Consent of Opinion of Hogan & Hartson LLP (contained in Exhibit 5.1).

23.2       Consent of Stegman & Company.

24.1       Power of Attorney (See Signatures page).